Exhibit 99.1

Contact:	Miles Goda VP of Corporate Development (206) 613-0826

WatchGuard Announces Appointment of Edward J. Borey

as Chairman and Chief Executive Officer

SEATTLE—(BUSINESS WIRE)—July 1, 2004—WatchGuard Technologies, Inc. (Nasdaq:WGRD), a leading provider of Internet security solutions, today announced the appointment of Edward J. Borey as Chairman of the Board and Chief Executive Officer, effective immediately. Steve Moore, a founder of the Company who had been serving as interim CEO, will continue to serve on the Board of Directors and will actively assist Mr. Borey with the transition.

Mr. Borey was most recently Chief Executive Officer and President of PSC, Inc., where he built the company into a global provider of data capture technology and services. He previously served as Executive Vice President and Chief Operating Officer at Intermec Technologies Corporation, a subsidiary of Unova, Inc. (NYSE: UNA), a leading provider of global supply chain solutions, mobile computing systems, RFID, and wireless data collection. At Intermec, Mr. Borey led the integration of five separate companies, increasing revenues from $350 million to a profitable $800 million during his tenure. Mr. Borey also held executive positions at the Graphics Group of Paxar Corporation (NYSE: PXR), Monarch Marketing Systems, formerly a subsidiary of Pitney Bowes (NYSE: PBI), Datachecker Systems Inc., formerly a subsidiary of National Semiconductor (NYSE: NSM), Nixdorf Computer Company, currently Siemens AG (NYSE: SI), and others. He currently serves as a Director on the Board of Arotech Corp (Nasdaq: ARTX). Mr. Borey received an MBA from the University of Santa Clara in 1983, an MA in Management from the University of Oklahoma in 1979, and a BA in Economics and Political Science from the State University of New York in 1972.

“I am extremely excited to be joining a strong team,” said Ed Borey. “WatchGuard has a great foundation in our people, technology, and worldwide distribution capabilities. We plan to build on this strong foundation to capitalize on the significant opportunity in the small- to medium-sized enterprise market, the fastest growing segment in security. We are seeing the further integration of other security technologies onto the firewall/VPN appliance platform and WatchGuard is at the forefront of bringing a truly innovative and upgradeable solution to the SME customer. With the introduction of our new Firebox X and security-on-demand strategy, we are at a very exciting juncture in WatchGuard’s history.”

“The Board and I are very pleased to appoint Ed Borey to lead the WatchGuard team,” said Steve Moore. “Ed brings over 30 years of business experience with strong marketing, sales, financial, and operations management expertise. He has a proven track record of successful execution at diverse, global technology companies, both public and private, and has guided these companies through significant sales growth, international expansion and strategic transformations. We have tremendous confidence in Ed’s ability to be a strong and effective leader as we drive to profitably scale our business.”

Conference Call and Webcast Information

An Internet broadcast and replay of WatchGuard’s conference call (5:30 AM Pacific/8:30 AM Eastern) will be available on July 1, 2004, at www.watchguard.com under “Investor Relations.” Research analysts and institutional investors may access the live conference call by calling (800) 599-9795 (U.S. and Canada) or (617) 786-2905 (International). The conference call ID number is 24135807.

About WatchGuard Technologies, Inc.

WatchGuard is a leading provider of Internet security solutions for small- to mid-sized enterprises worldwide, delivering integrated products and services that are robust as well as easy to buy, deploy and manage. The company’s Firebox X line of expandable integrated security appliances is designed to be fully upgradeable as an organization grows and to deliver the industry’s best combination of security, performance, intuitive interface and value. WatchGuard Intelligent Layered Security architecture protects against emerging threats effectively and efficiently and provides the flexibility to integrate additional security functionality and services offered through WatchGuard. Every WatchGuard product comes with an initial LiveSecurity Service subscription to help customers stay on top of security with vulnerability alerts, software updates, expert security instruction and superior customer care. For more information, please call 206-521-8340 or visit www.watchguard.com.

Certain statements in this press release, including statements about our ability to capitalize on the opportunity in the small- to medium-sized enterprise market and profitably scale our business and other statements about our plans, objectives, intentions, and expectations are “forward-looking statements” within the meaning of the Securities Act of 1933, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risk that we will be unable to capitalize on the opportunity in the small- to medium-sized enterprise market and profitably scale our business, the risk that this change in senior management will cause disruption to our business and the other risks described under “Important Factors That May Affect Our Operating Results, Our Business and Our Stock Price” in our quarterly report on Form 10-Q for the quarter ended March 31, 2004, and in our Securities and Exchange Commission filings from time to time. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release.

WatchGuard, LiveSecurity and Firebox are either registered trademarks or trademarks of WatchGuard Technologies, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners.